Exhibit 10.3

GUARANTY

(UNSECURED)

This GUARANTY (this “Guaranty”) is made as of October 18, 2021 by ASSISTED 4 LIVING, INC., a Nevada corporation (“A4L Guarantor”), HENRIETTA HEALTH AND REHAB CENTER, LLC, a Texas limited liability company (“Henrietta Guarantor”), NOCONA HEALTH AND REHAB CENTER, LLC, a Texas limited liability company (“Nocona Guarantor”), and OLNEY HEALTH AND REHAB CENTER, LLC, a Texas limited liability company (“Olney Guarantor” and together with A4L Guarantor, Henrietta Guarantor, and Nocona Guarantor, each a “Guarantor” and collectively, “Guarantors”), for the benefit of ARENA LIMITED SPV, LLC, a Delaware limited liability company (together with its successors and assigns, collectively, “Lender”), having an address at 405 Lexington Avenue, 59th Floor, New York, New York 10174.

RECITALS:

(A) Pursuant to that certain Promissory Note, dated of even date herewith, executed by Real Living Property Holdings - Texas, LLC, a Texas limited liability company (“Borrower”), and payable to the order of Lender in the original principal amount of up to Six Million Six Hundred Thousand and No/100 Dollars ($6,600,000.00) (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”) made pursuant to that certain Loan Agreement, of even date herewith between Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), which Loan is secured by those certain documents captioned Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, of even date herewith, made by Borrower for the benefit of Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, each a “Security Instrument” and collectively, the “Security Instruments”), and further evidenced, secured or governed by the other Loan Documents.

(B) Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless each Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

(C) Each Guarantor is the owner of a direct or indirect interest in Borrower or is an Affiliate of Borrower, and each Guarantor will directly benefit from Lender’s making the Loan to Borrower.

(D) All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.”

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1. Guaranty of Guaranteed Obligations. Each Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

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1.2. Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means:

(a) losses, damages (including, without limitation, punitive or exemplary damages), costs, expenses, liabilities (including, without limitation, strict liability), claims, obligations, settlement payments, penalties, fines, assessments, citations, litigation, demands, defenses, judgments, suits, proceedings or other expenses of any kind whatsoever incurred or suffered by Lender (including reasonable attorneys’ fees and expenses and court costs) arising out of or in connection with the following:

(i) material misrepresentation by or on behalf of Borrower, any Guarantor, or any Affiliate of any of them in connection with the Loan or any Property;

(ii) gross negligence or willful misconduct of Borrower, any Guarantor or any Affiliate of any of them in connection with the Loan or any Property;

(iii) breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Loan Agreement or any Security Instrument concerning Environmental Statutes or Hazardous Substances;

(iv) physical waste of any Property;

(v) intentional removal or disposal of any portion of any Property;

(vi) breach of any Legal Requirement (including RICO) mandating the forfeiture of any Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Guarantor in connection therewith;

(vii) any misrepresentation, misleading or incorrect certification or breach of any representation, warranty or certification contained in this Guaranty or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral;

(viii) misapplication, misappropriation or conversion by or on behalf of Borrower, any Guarantor or any of their Affiliates of (A) any Insurance Proceeds, (B) any Awards, (C) any Rents, (D) any Rents paid more than one (1) month in advance, or (E) any other monetary collateral for the Loan;

(ix) failure to pay charges for Taxes, Other Charges, labor or materials or judgments that can create Liens on any portion of any Property, unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof in accordance with the terms of the Loan Agreement;

(x) failure to deliver to Lender any security deposits, advance deposits or any other deposits collected with respect to any Property upon a foreclosure of such Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; or

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(xi) failure by Borrower to obtain and maintain fully paid insurance policies in accordance with the Loan Documents; and

(b) the entire outstanding amount of the Obligations (as defined in the Agreement) (including, without limitation, the timely payment of all amounts payable under the Note and the other Loan Documents) in the event of: (A) Borrower or any Guarantor filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (B) the filing of an involuntary petition against Borrower or any Guarantor under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower, any Guarantor or any Affiliate of Borrower or any Guarantor that controls Borrower or Guarantor, is controlled by Borrower or Guarantor or is under common control with Borrower or Guarantor (a “Control Affiliate”) causes (for example, and without limitation, by seeking the appointment of a receiver or filing a bankruptcy petition), consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event; (C) Borrower or any Guarantor or any Control Affiliate of Borrower or any Guarantor filing an answer consenting to or otherwise acquiescing or joining in any involuntary petition filed against Borrower or any Guarantor, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (D) Borrower or any Guarantor or any Control Affiliate of Borrower or any Guarantor consenting to or otherwise acquiescing or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of any Property; (E) Borrower or any Guarantor making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (F) Borrower failing to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering any Property (unless such Indebtedness or Lien is permitted under the terms and conditions of the Loan Documents); (G) except for a Permitted Transfer made in accordance with the Loan Agreement, Borrower failing to obtain Lender’s prior written consent to any Transfer; (H) Borrower failing to comply with any representation, warranty or covenant set forth in Section 4.1.29 or Section 5.2.12 of the Loan Agreement or, without limitation on the foregoing, failing to maintain its status as a Special Purpose Entity (unless such failure is de minimis and promptly cured), as required by, and in accordance with, the terms and provisions of the Loan Agreement and the Security Instruments; (I) fraud or intentional misrepresentation by or on behalf of Borrower or any Guarantor, or any Control Affiliate of any of them in connection with the Loan or any Property; or (J) any act or omission of Borrower or any Guarantor (or any Control Affiliate of Borrower or any Guarantor) that hinders, delays or interferes with Lender’s enforcement of its rights or remedies under any Loan Document or the realization of the collateral, including the assertion by Borrower or any Guarantor (or any Control Affiliate of Borrower or any Guarantor) of any defenses or counterclaims; and

(c) payment of (i) all interest (including any interest at the Default Rate) and late charges accruing on the principal balance of the Note, as and when due, pursuant to the Loan Documents, (ii) all principal payments, as and when due, pursuant to the Loan Documents (but excluding the principal payment due on the Maturity Date), and (iii) all customary or necessary costs and expenses actually incurred in connection with the operation, maintenance and management of the Properties, including, without limitation, all insurance premiums and Taxes payable by Borrower, as and when due.

Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations (as defined in the Loan Agreement) (including, without limitation, the timely payment of all amounts payable under the Note and the other Loan Documents)or to require that all collateral shall continue to secure all of the Obligations (including, without limitation, the timely payment of all amounts payable under the Note and the other Loan Documents)owing to Lender in accordance with the Loan Documents. Each Guarantor expressly waives any defense or benefits arising out of any voluntary or involuntary filing by or on behalf of Borrower for protection under any federal or state bankruptcy, insolvency, or debtor relief laws, including without limitation under Sections 364 or 1111(b)(2) of the Bankruptcy Code.

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1.3. Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor and after (if any Guarantor is a natural person) any Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note or any part thereof and shall not be discharged by the assignment, modification, transfer or negotiation of all or part of the Note.

1.4. Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of each Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than payment in full of the Loan or other Guaranteed Obligations.

1.5. Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be paid when due, whether at demand, maturity, acceleration or otherwise, each Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, all such notices being hereby waived by each Guarantor pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6. No Duty To Pursue Others. It shall not be necessary for Lender (and each Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the obligations of any Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

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1.7. Waivers. Each Guarantor agrees to the provisions of the Loan Documents, and hereby waives to the fullest extent now or hereafter not prohibited by applicable law (I) notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or any other Loan Document, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with any Property, (e) the occurrence of (X) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any other Loan Documents, or (Y) an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed, (II) all suretyship defenses and defenses in the nature thereof, (III) any right or claim of right to cause a marshalling of the assets of Borrower or of any collateral for the Loan, or to cause Lender to proceed against any of the other security for the Obligations of Borrower before proceeding under this Guaranty against any Guarantor, or, if there shall be more than one Guarantor, to require Lender to proceed against any other Guarantor or any of the Guarantors in any particular order, (IV) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by any Guarantor, (V) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons, (VI) any defense based upon an election of remedies by Lender, (VII) any duty on the part of Lender to disclose to any Guarantor any facts Lender may now or hereafter know about Borrower, any Tenant, or any Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which any Guarantor intends to assume or has reason to believe that such facts are unknown to any Guarantor or has a reasonable opportunity to communicate such facts to any Guarantor, it being understood and agreed that each Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower, any Tenant or of the condition of each Property and of any and all circumstances bearing on the risk that liability may be incurred by any Guarantor hereunder; (VIII) any lack of notice of disposition or of manner of disposition of any collateral for the Loan, (IX) any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents, (X) any lack of commercial reasonableness in dealing with the collateral for the Loan, (XI) any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed, (XII) an assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against any Guarantor or the collateral for the Loan, and (XIII) any modifications of the Loan Documents or any obligation of Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise.

1.8. No Impairment. The liability of each Guarantor hereunder shall in no way be limited, expanded or impaired by, and each Guarantor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or any other Guarantor or any person who succeeds Borrower as owner of any Property. In addition, the liability of each Guarantor under this Guaranty and the other Loan Documents shall in no way be limited, expanded or impaired by:

(a) any acceleration of the Loan or any extensions of time for performance required by any of the Loan Documents;

(b) any amendment to or modification of any of the Loan Documents, or any waiver of any term thereunder;

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(c) any sale, transfer, securitization or assignment of the Loan or any part thereof or any sale, assignment or foreclosure of any Security Instrument or any sale, transfer or exchange of all or part of any Property;

(d) any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents limiting Lender’s recourse to the Properties encumbered by the Security Instruments or to any other property or limiting Lender’s rights to a deficiency judgment against Borrower or any other person or entity;

(e) the accuracy or inaccuracy of the representations and warranties made by or on behalf of any Guarantor herein or by or on behalf of Borrower, or any affiliate or successor of Borrower in any of the Loan Documents;

(f) the release of Borrower, any affiliate or successor of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise;

(g) the filing of any bankruptcy or reorganization proceeding by or against Borrower, any affiliate or successor of Borrower or any subsequent owner of any Property;

(h) the release or substitution in whole or in part of any collateral or security for the Obligations;

(i) Lender’s failure to record any Security Instrument or file any UCC financing statements, or Lender’s improper recording or filing of any thereof, or Lender’s failure to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Obligations;

(j) the release of any other party now or hereafter liable upon or in respect of this Guaranty or any of the other Loan Documents;

(k) the invalidity or unenforceability of all or any portion of any of the Loan Documents as to Borrower or any other person or entity;

(l) any change in the composition of Borrower, including, without limitation, the withdrawal or removal of the beneficial owner from any current or future position of ownership, management or control of Borrower; or

(m) the taking or failure to take any action of any type whatsoever.

Any of the foregoing may be accomplished with or without notice to or consent from Borrower or any Guarantor and with or without consideration.

1.9. Payment of Expenses. In the event that any Guarantor should breach or fail to timely perform any provisions of this Guaranty, each Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and attorneys’ fees and costs) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section 1.9 shall survive the payment and performance of the Guaranteed Obligations.

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1.10. Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to any Guarantor by Lender shall be without effect, and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and each Guarantor that each Guarantor’s obligations hereunder shall not be discharged except by each Guarantor’s performance of such obligations and then only to the extent of such performance.

1.11. Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until indefeasible payment in full of the Loan and termination of the Loan Documents, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating any Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by any Guarantor under or in connection with this Guaranty or otherwise.

1.12. Delay Not Waiver. No delay on Lender’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right. No waiver by Lender in any instance shall constitute a waiver in any other instance

1.13. Borrower/Guarantor. The term “Borrower” or “Guarantor” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any Guarantor, as the case may be, or any interest in Borrower or any Guarantor, as the case may be.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING OR

DISCHARGING GUARANTOR’S OBLIGATIONS

Each Guarantor hereby consents and agrees to each of the following, and agrees that each Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which any Guarantor might otherwise have as a result of or in connection with any of the following:

2.1. Modifications/Sales. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, any Security Instrument, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations, or any sale, transfer, securitization, assignment or foreclosure of the Note, the Loan Agreement, any Security Instrument, or any other Loan Documents or any sale or transfer of any Property, or any failure of Lender to notify any Guarantor of any such action.

2.2. Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3. Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or any Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor, or any changes in the shareholders, partners or members, as applicable, of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.

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2.4. Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by Legal Requirements, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Security Instruments, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, other than payment in full of the Loan and other Guaranteed Obligations, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Security Instruments, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that each Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5. Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that each Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

2.6. Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7. Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8. Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security for the Loan, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

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2.9. Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that no Guarantor is entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10. Representation. The accuracy or inaccuracy of the representations and warranties made by any Guarantor herein or by Borrower in any of the Loan Documents.

2.11. Offset. The Note, the Guaranteed Obligations and the liabilities and obligations of any Guarantor to Lender hereunder shall not be reduced, discharged or released by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than payment in full of the Loan and other Guaranteed Obligations.

2.12. Merger. The reorganization, merger or consolidation of Borrower or any Guarantor into or with any Person.

2.13. Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

2.14. Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that each Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, each Guarantor represents and warrants to Lender as follows:

3.1. Benefit. Each Guarantor is an Affiliate of Borrower, or is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2. Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, no Guarantor is relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

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3.3. No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to any Guarantor in order to induce any Guarantor to execute this Guaranty.

3.4. Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations. In addition, true and complete copies of the financial statements of each Guarantor have been delivered to Lender and each of the same are true, accurate and complete in all material respects and fairly present each Guarantor’s financial condition as of the dates thereof and no material and adverse change has occurred in any Guarantor’s financial condition or business since the respective dates thereof; and each financial statement of each Guarantor submitted in the future shall be true, accurate and complete in all material respects and shall fairly present each Guarantor’s financial condition as of the dates thereof.

3.5. Legality. The execution, delivery and performance by any Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which any Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which any Guarantor is a party or which may be applicable to any Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6. No Violation. The payment and performance by each Guarantor of each Guarantor’s obligations under the Loan Agreement and this Guaranty do not and shall not constitute a violation of any law, order, regulation, contract or agreement to which any Guarantor is a party or by which any Guarantor or any Guarantor’s property may be bound.

3.7. No Litigation. There is no material litigation now pending or, to the best of each Guarantor’s knowledge threatened in writing, against any Guarantor which, if adversely decided would materially impair the ability of any Guarantor to pay and perform such Guarantor’s obligations under the Loan Agreement or this Guaranty. There is no litigation (whether or not material) pending, or threatened in writing, against any Guarantor which is not: (i) covered by adequate insurance, and (ii) previously disclosed in writing to Lender together with a written explanation of why such litigation is not material.

3.8. Entity Matters. Each Guarantor, other than any Guarantor which is not an entity, is duly organized or formed (as applicable), validly existing and in good standing under the laws of its state of organization or formation (as applicable), has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business and in good standing in all jurisdictions where the nature and extent of its business is such that qualification is required by law.

3.9. Material Economic Benefit. The granting of the Loan to Borrower will constitute a material economic benefit to each Guarantor.

3.10. Survival. All representations and warranties made by each Guarantor herein shall survive the execution hereof.

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ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1. Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of each Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of such Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Debt or the Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

4.2. Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceeding involving any Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and any Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, each Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3. Payments Held in Trust. Notwithstanding anything to the contrary in this Guaranty, in the event that any Guarantor shall receive any funds, payments, claims or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and such Guarantor covenants promptly to pay the same to Lender.

4.4. Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, no Guarantor shall (a) exercise or enforce any creditor’s rights it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by any Guarantor.

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ARTICLE V

COVENANTS

5.1. Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “GAAP” shall mean generally accepted accounting principles, consistently applied.

(b) “Liquidity” shall mean, as of a given date, assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(c) “Net Worth” shall mean, as of a given date, (x) the total assets of each Guarantor as of such date, which total assets shall exclude any direct or indirect interest attributable to the Properties, less (y) each Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

5.2. Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full, A4L Guarantor, in the aggregate (i) shall at all times maintain (A) from and after the date that is six months after the date hereof, a Net Worth in excess of $3,300,000, and (B) Liquid Assets having a market value of at least $519,750, (ii) shall deliver to Lender within five (5) business days of receipt, copies of any default notices received by such Guarantor in respect of any Indebtedness of such Guarantor, and (iii) shall deliver to Lender, concurrently with the delivery of each financial statement required to be delivered by or on behalf of such Guarantor under the Loan Documents, a certificate signed by such Guarantor (if such Guarantor is a natural person) or by the chief financial officer (if any) or other duly authorized representative of such Guarantor (if such Guarantor is an entity) setting forth in reasonable detail such Guarantor’s Net Worth and Liquid Assets, based on such financial statement.

5.3. Prohibited Transactions. Except as may be permitted under the Loan Agreement, no Guarantor shall, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in any Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of any Guarantor’s assets, or any interest therein, in either case, which is reasonably likely to cause a violation of Section 5.2.

ARTICLE VI

MISCELLANEOUS

6.1. Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

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6.2. Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement, with any notice or other written communication to any Guarantor hereunder sent to the address (and to each copy party) set forth for Borrower in the Loan Agreement.

6.3. Governing Law.

(a) This Guaranty shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

(b) WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), EACH GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF NEW YORK, COUNTY OF NEW YORK AND STATE OF NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. EACH GUARANTOR FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY NEW YORK STATE OR UNITED STATES COURT SITTING IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH GUARANTOR AT THE ADDRESS INDICATED IN THIS GUARANTY, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH GUARANTOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

6.4. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5. Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

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6.6. Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender may sell, assign, pledge, participate, transfer or delegate, as applicable to one or more Persons all or a portion of its rights and obligations under this Guaranty in connection with any assignment, sale, pledge, participation or transfer of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty, no Guarantor shall have the right to delegate, assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment, delegation or transfer without such consent shall be null and void. If any Guarantor consists of more than one Person or party, the obligations of each such Person or party under this Guaranty shall be joint and several.

6.7. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.8. Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.9. Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.10. Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against any Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.11. Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF EACH GUARANTOR AND LENDER WITH RESPECT TO EACH GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY EACH GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN ANY GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY GUARANTOR AND LENDER.

6.12. Waiver of Right To Trial By Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR AND LENDER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE SECURITY AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH GUARANTOR.

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6.13. Cooperation. Each Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Each Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agencies involved in any Secondary Market Transaction. Each Guarantor shall provide such financial information and documents relating to such Guarantor, Borrower, the Properties and any tenants of any Property as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, each Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request

6.14. Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

6.15. Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of any Property or any part thereof”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement, as amended, restated or otherwise modified”, (f) the word “Property” shall include any portion of a Property and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Properties, the Leases and/or the Rents and/or in enforcing its rights hereunder.

6.16. No Waiver; Time of Essence. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

6.17. Legal Fees, Costs and Expenses. Each Guarantor further agrees to pay upon demand all costs and expenses reasonably incurred by Lender or its successors or assigns in connection with enforcing any of the rights or remedies of Lender, or such successors or assigns, under or with respect to this Guaranty including, but not limited to, attorneys’ fees and the out-of-pocket expenses and disbursements of such attorneys. Any such amounts which are not paid within fifteen (15) days of demand therefor shall bear interest at the Default Rate from the date of demand until paid.

6.18. Assignments By Lender. Lender may at its sole cost and expense, without notice to, or consent of, any Guarantor, sell, assign or transfer to or participate with any entity or entities all or any part of the indebtedness evidenced by the Note and secured by the Security Instruments, and each such entity or entities shall have the right to enforce the provisions of this Guaranty and any of the other Loan Documents as fully as Lender, provided that Lender shall continue to have the unimpaired right to enforce the provisions of this Guaranty and any of the other Loan Documents as to so much of the Loan that Lender has not sold, assigned or transferred. Lender shall give notice to Guarantor of the name, address, telephone number and contact person of any assignee of Lender within a reasonable period of time after the effective date of the assignment, provided, that failure to provide such notice shall in no way affect the validity or effect of the assignment or any Guarantor’s obligations hereunder. In particular and not in limitation of any other terms herein or in the Loan Agreement, each Guarantor acknowledges and agrees that Lender and its successors and assigns may (i) sell the Loan, this Guaranty and each of the other Loan Documents to one or more investors in a rated or unrated public offering or private placement, (ii) grant participation interests in the Loan, to one or more investors in a rated or unrated public offering or private placement, (iii) deposit this Guaranty and each of the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership in the trust assets in a rated or unrated public offering or private placement, or (iv) otherwise sell the Loan or any interest therein to investors in a rated or unrated public offering or private placement.

[The Remainder of the Page is Intentionally Blank]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty the day and year first above written.

GUARANTOR:

ASSISTED 4 LIVING, INC.,
a Nevada corporation

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	CEO & President

HENRIETTA HEALTH AND REHAB CENTER, LLC,
a Texas limited liability company

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	CEO & President

NOCONA HEALTH AND REHAB CENTER, LLC,
a Texas limited liability company

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	CEO & President

OLNEY HEALTH AND REHAB CENTER, LLC,
a Texas limited liability company

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	CEO & President

Signature Page – Guaranty